VISTA EYECARE, INC.

                              SUBSIDIARY COMPANIES

Name of Subsidiary                                Jurisdiction of Incorporation
------------------                                -----------------------------

Midwest Vision, Inc.                                          Minnesota

NVAL Healthcare Systems, Inc.                                  Georgia

NVAL Visioncare Systems of California, Inc.                  California

NVAL Visioncare Systems of North Carolina, Inc.            North Carolina

International Vision Associates, Ltd.                          Georgia

Mexican Vision Associates, S.A. de C.V.                        Mexico

Mexican Vision Associates Operadora,
S. de R.L. de C.V.                                             Mexico

Mexican Vision Associates Servicios,
S. de R.L. de C.V.                                             Mexico

New West Eyeworks, Inc.                                       Delaware

Frame-n-Lens Optical, Inc.                                   California

Vision Administrators, Inc                                   California

ProCare Eye Exam, Inc.                                       California

Family Vision Centers, Inc.                                   Delaware